Exhibit 2

NUVEEN MUNICIPAL BOND FUNDS

MUNIFUND TERM PREFERRED SHARES (“MTP”)

MOODY’S GUIDELINES

Below is set forth for the Funds set forth in Appendix A (each a “Fund”) the Moody’s Guidelines, as defined in the Statement Establishing and Fixing the Rights and Preferences of MuniFund Term Preferred Shares (the “Statement”). Capitalized terms not defined herein shall have the same meanings as defined in the Statement. Moody’s may amend, alter or change these Moody’s Guidelines, in its sole discretion, provided however, that Moody’s shall provide any such amendments, alterations or changes to the Fund in writing.

1. Rating Agency Restrictions.

For so long as any shares of MTP are Outstanding and Moody’s is then rating the shares of MTP, the Fund will not, unless it has received written confirmation from Moody’s (if Moody’s is then rating MTP), that any such action would not impair the rating then assigned by such rating agency to a series of MTP, engage in any one or more of the following transactions:

a. write unsecured put or uncovered call options on portfolio securities;

b. issue additional shares or series of MTP or any class or series of shares ranking prior to or on a parity with MTP with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Fund, or reissue any shares of MTP previously purchased or redeemed by the Fund;

c. engage in any short sales of securities;

d. lend portfolio securities; or

e. merge or consolidate into or with any other corporation.

2. MTP Basic Maintenance Amount.

a. On or before 5:00 P.M., New York City time, on the third Business Day after a Valuation Date on which the Fund fails to satisfy the MTP Basic Maintenance Amount, and on the third Business Day after the MTP Basic Maintenance Cure Date with respect to such Valuation Date, the Fund shall complete and deliver to Moody’s (if Moody’s is then rating the shares of MTP) a MTP Basic Maintenance Report as of the date of such failure or such MTP Basic Maintenance Cure Date, as the case may be, which will be deemed to have been delivered to Moody’s if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Fund mails to Moody’s for delivery on the next Business Day the full MTP Basic Maintenance Report. The Fund shall also deliver a MTP Basic

Maintenance Report to Moody’s (if Moody’s is then rating the shares of MTP) as of any Quarterly Valuation Date, in each case on or before the third Business Day after such day. A failure by the Fund to deliver a MTP Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a MTP Basic Maintenance Report indicating the Discounted Value for all assets of the Fund is less than the MTP Basic Maintenance Amount, as of the relevant Valuation Date.

b. Within ten Business Days after the date of delivery of a MTP Basic Maintenance Report in accordance with paragraph a. above relating to a Quarterly Valuation Date, the Fund shall cause the Fund’s independent public accountant (the “Independent Accountant”) to confirm in writing to Moody’s (if Moody’s is then rating the shares of MTP) (i) the mathematical accuracy of the calculations reflected in such Report (and in any other MTP Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Fund during the quarter ending on such Quarterly Valuation Date), (ii) that, in such Report (and in such randomly selected Report), the Fund determined whether the Fund had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Report), Moody’s Eligible Assets (if Moody’s is then rating the shares of MTP) of an aggregate Discounted Value at least equal to the MTP Basic Maintenance Amount (such confirmation being herein called the “Accountant’s Confirmation”), (iii) with respect to the Moody’s ratings on Municipal Obligations, the issuer name, issue size and coupon rate listed in such Report, that such information has been verified by Moody’s (in the event such information is not verified by Moody’s, the Independent Accountant will inquire of Moody’s what such information is, and provide a listing in its letter of any differences), (iv) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Fund’s assets to the Fund for purposes of valuing securities in the Fund’s portfolio, the Independent Accountant has traced the price used in such Report to the bid or mean price listed in such Report as provided to the Fund and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) (such confirmation is herein called the “Accountant’s Confirmation”).

c. Within ten Business Days after the date of delivery of a MTP Basic Maintenance Report in accordance with paragraph a. above relating to any Valuation Date on which the Fund failed to satisfy the MTP Basic Maintenance Amount, and relating to the MTP Basic Maintenance Cure Date with respect to such failure to satisfy the MTP Basic Maintenance Amount, the Fund shall cause the Independent Accountant to provide to Moody’s (if Moody’s is then rating the shares of MTP) an Accountant’s Confirmation as to such MTP Basic Maintenance Report.

d. If any Accountant’s Confirmation delivered pursuant to paragraph b. or c. above shows that an error was made in the MTP Basic Maintenance Report for a particular Valuation Date for which such Accountant’s Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Moody’s Eligible Assets (if Moody’s is then rating the shares of MTP), as the case may be, of the Fund was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Fund, and the Fund shall accordingly amend and deliver the MTP Basic Maintenance Report to Moody’s (if Moody’s is then rating the shares of MTP) promptly following receipt by the Fund of such Accountant’s Confirmation.

e. On or before 5:00 p.m., New York City time, on the tenth Business Day after the Date of Original Issue of any shares of MTP, the Fund shall complete and deliver to Moody’s (if Moody’s is then rating the shares of MTP) a MTP Basic Maintenance Report as of the close of business on such Date of Original Issue.

f. On or before 5:00 p.m., New York City time, on the third Business Day after either (i) the Fund shall have redeemed Common Shares or (ii) the ratio of the Discounted Value of Moody’s Eligible Assets to the MTP Basic Maintenance Amount is less than or equal to 105% or (iii) whenever requested by Moody’s, the Fund shall complete and deliver to Moody’s (if Moody’s is then rating the shares of MTP) a MTP Basic Maintenance Report as of the date of either such event.

3. Certain Agreements of the Fund and the Adviser

For so long as any shares of MTP are Outstanding and Moody’s is then rating the shares of MTP, the Fund or Nuveen Fund Advisors, Inc. (“Nuveen Fund Advisors”), the Fund’s investment adviser, will:

a. Notify Moody’s if Asset Coverage declines below 230% and when Effective Leverage (as defined in the Statement) declines below 212%.

b. If the discounted value of the Moody’s Eligible Assets declines below the MTP Basic Maintenance Amount, Nuveen Fund Advisors will apprise Moody’s and deliver a coverage certificate within three business days.

c. Moody’s may also request coverage certificates on an as needed basis in support of its current ratings.

4. Definitions.

a. “MTP Basic Maintenance Amount” as of any Valuation Date, shall mean the dollar amount equal to the sum of:

(A) the product of the number of shares of MTP outstanding on such date multiplied by $10 (plus the product of the number of shares of any other series of Preferred Shares outstanding on such date multiplied by the liquidation preference of such shares), plus any redemption premium applicable to shares of MTP (or other Preferred Shares) then subject to redemption;

(B) the aggregate amount of dividends that will have accumulated at the respective Dividend Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for shares of MTP outstanding that follow such Valuation Date (plus the aggregate amount of dividends, whether or not earned or declared, that will have accumulated in respect of other outstanding Preferred Shares to, but not including, the first respective dividend payment dates for such other shares that follow such Valuation Date);

(C) the aggregate amount of dividends that would accumulate on shares of each series of MTP outstanding from such first respective Dividend Payment Date therefor through the 49th day after such Valuation Date, at the Dividend Rate (plus the aggregate amount of dividends that would accumulate at the maximum dividend rate or rates on any other Preferred Shares outstanding from such respective dividend payment dates through the 49th day after such Valuation Date, as established by or pursuant to the respective statements establishing and fixing the rights and preferences of such other Preferred Shares) (except that (1) if such Valuation Date occurs at a time when a Default (or, in the case of Preferred Shares other than MTP, a failure similar to a Default) has occurred that has not been cured, the dividend for purposes of calculation would accumulate at the current dividend rate then applicable to the shares in respect of which such Default has occurred and (2) for those days during the period described in this subparagraph (C) in respect of which in the case of Preferred Shares other than MTP, the dividend rate or rates in effect immediately prior to such respective dividend payment dates will remain in effect, the dividend for purposes of calculation would accumulate at such other rate or rates, as the case may be, in respect of those days);

(D) the amount of anticipated expenses of the Fund for the 90 days subsequent to such Valuation Date;

(E) the amount of the Fund’s maximum liability for Additional Amount Payments in respect of shares of MTP (and similar amounts payable in respect of other Preferred Shares pursuant to provisions similar to those contained in Section 2.10 of the Statement) as of such Valuation Date;

(F) the amount of any indebtedness or obligations of the Fund senior in right of payments to the MTP; and

(G) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(F) (including, without limitation, any payables for Municipal Obligations purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions) less (ii) the value (i.e., for purposes of current Moody’s guidelines, the face value of cash, short term Municipal Obligations rated MIG-1, VMIG-1 or P-1, and short term securities that are direct obligations of the U.S. Government, provided in each case that such securities mature on or prior to the date upon which any of (i)(A) though (i)(G) became payable, otherwise the Moody’s Discounted Value) of any of the Fund’s assets irrevocably deposited by the Fund for the payment of any of (i)(A) through (i)(G).

b. “Deposit Securities” shall mean cash and Municipal Obligations rated at least A–1+ or SP–1+ by S&P, except that for purposes of Section 2.5(c)(iii) of the Statement, such Municipal Obligations shall be considered “Deposit Securities” only if they are also rated P–1, MIG–1 or VMIG–1 by Moody’s.

c. “Discounted Value” shall mean the quotient of (1) the lesser of the Market Value or call price thereof, including any call premium, divided by (2) the applicable Moody’s Discount Factor.

d. “Issue Type Category” shall mean, with respect to a Municipal Obligation acquired by the Fund, for purposes of calculating Moody’s Eligible Assets as of any Valuation Date, one of the following categories into which such Municipal Obligation falls based upon a good faith determination by the Fund: health care issues (including issues related to teaching and non-teaching hospitals, public or private); housing issues (including issues related to single- and multi-family housing projects); educational facilities issues (including issues related to public and private schools); student loan issues; resource recovery issues; transportation issues (including issues related to mass transit, airports and highways); industrial development bond issues (including issues related to pollution control facilities); utility issues (including issues related to the provision of gas, water, sewers and electricity); general obligation issues; lease obligations (including certificates of participation); escrowed bonds; and other issues (“Other Issues”) not falling within one of the aforementioned categories.

e. “MTP Basic Maintenance Cure Date,” with respect to the failure by the Fund to satisfy the MTP Basic Maintenance Amount (as required by these Guidelines) as of a given Valuation Date, shall mean the seventh Business Day following such Valuation Date.

f. “MTP Basic Maintenance Report” shall mean a report signed by the President, Treasurer or any Senior Vice President or Vice President of the Fund which sets forth all of the information required by Moody’s.

g. “Moody’s Discount Factor” shall mean, for purposes of determining the Discounted Value of any Moody’s Eligible Asset (A) the percentage determined by reference to the rating on such asset; (B) for Insured Funds, the percentage determined by reference to, in the event such Municipal Obligation is covered by an Original Issue Insurance policy or a Portfolio Insurance policy which does not provide the Fund with the option to obtain Permanent Insurance with respect to such Municipal Obligation, or is not covered by bond insurance, the Moody’s, S&P or Fitch rating on such Municipal Obligation, in the event such Municipal Obligation is covered by a Secondary Market Insurance policy, the Moody’s insurance claims-paying ability rating of the issuer of the policy, or in the event such Municipal Obligation is covered by a Portfolio Insurance policy which provides the Fund with the option to obtain Permanent Insurance with respect to such Municipal Obligation, at the Fund’s option, the Moody’s, S&P or Fitch rating on such Municipal Obligation or the Moody’s insurance claims-paying ability rating of the issuer of the Portfolio Insurance policy; and (C) the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Moody’s Exposure Period, in accordance with the table set forth below:

	Rating Category
Exposure Period	Aaa*	Aa*	A*	Baa*	Other**	(V)MIG-1***	SP-1+****	Unrated*****
7 weeks	151%	159%	166%	173%	187%	136%	148%	225%

*	Moody’s rating.
**	Municipal Obligations not rated by Moody’s but rated BBB by S&P and/or Fitch.
***	Municipal Obligations rated MIG-1 or VMIG-1, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.
****	Municipal Obligations not rated by Moody’s but rated SP-1+ by S&P and/or Fitch, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.
*****	Municipal Obligations rated less than Baa3 by Moody’s or less than BBB by S&P and/or Fitch or not rated by Moody’s or S&P and/or Fitch.

Notwithstanding the foregoing, (i) the Moody’s Discount Factor for short-term Municipal Obligations will be 115%, so long as such Municipal Obligations are rated at least MIG–1, VMIG–l or P–1 by Moody’s and mature or have a demand feature at par exercisable in 30 days or less or 125% as long as such Municipal Obligations are rated at least A-1+/AA or SP-1+/AA by S&P and/or Fitch and mature or have a demand feature at par exercisable in 30 days or less (ii) no Moody’s Discount Factor will be applied to cash or to Receivables for Municipal Obligations Sold and (iii) the Moody’s Discount Factor for Inverse Floaters shall be the product of (x) the percentage determined by reference to the rating on the security underlying such Inverse Floaters multiplied by (y) 1.25.

For Insured Funds, if the Moody’s Discount Factor used to discount a particular Municipal Obligation is determined by reference to the insurance claims-paying ability rating of the insurer of such Municipal Obligation, such Moody’s Discount Factor will be increased by an amount equal to 50% of the difference between (i) the percentage set forth in the above table under the applicable rating category, and (ii) the percentage set forth in the above table under the rating category that is one rating category below the applicable rating category.

For purposes of determining whether the Fund has Moody’s Eligible Assets with an aggregate Discounted Value that equals or exceeds the MTP Basic Maintenance Amount, the Discounted Value of Moody’s Eligible Assets which the Fund is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows: (i) assets subject to call options written by the Fund which are either exchange-traded and “readily reversible” or which expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of (a) Discounted Value and (b) the exercise price of the call option written by the Fund; (ii) assets subject to call options written by the Fund not meeting the requirements of clause (i) of this sentence shall have no value; (iii) assets subject to put options written by the Fund shall be valued at the lesser of (A) the exercise price and (B) the Discounted Value of the subject security; (iv) futures contracts shall be valued at the lesser of (A) settlement price and (B) the Discounted Value of the subject security, provided that, if a contract matures within 49 days after the date as of which such valuation is made, where the Fund is the seller the contract may be valued at the settlement price and where the Fund is the buyer the contract may be valued at the Discounted Value of the subject securities; and (v) where delivery may be made to the Fund with any security of a class of securities, the Fund shall assume that it will take delivery of the security with the lowest Discounted Value.

For purposes of determining whether the Fund has Moody’s Eligible Assets with an aggregate Discounted Value that equals or exceeds the MTP Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate Discounted Value of the Moody’s Eligible Assets held by the Fund: (i) 10% of the exercise price of a written call option; (ii) the exercise price of any written put option; (iii) where the Fund is the seller under a futures contract, 10% of the settlement price of the futures contract; (iv) where the Fund is the purchaser under a futures contract, the settlement price of assets purchased under such futures contract; (v) the settlement price of the underlying futures contract if the Fund writes put options on a futures contract; and (vi) 105% of the Market Value of the underlying futures contracts if the Fund writes call options on a futures contract and does not own the underlying contract.

For purposes of determining whether the Fund has Moody’s Eligible Assets with an aggregate Discounted Value that equals or exceeds the MTP Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Fund is a party and of all securities deliverable to the Fund pursuant to such Forward Commitments shall be zero.

h. “Moody’s Eligible Assets” shall mean (1) cash, (2) Receivables for Municipal Obligations Sold, (3) Moody’s Hedging Transactions, (4) Forward Commitments or (4) a Municipal Obligation (including Inverse Floater as defined below) that (A) pays interest in cash, (B) does not have its Moody’s rating, as applicable, suspended by Moody’s, and (C) is part of an issue of Municipal Obligations of at least $10,000,000. Municipal Obligations issued by any one issuer and rated BBB or lower by S&P and/or Fitch, Ba or B by Moody’s or not rated by S&P, Fitch and/or Moody’s (“Other Securities”) may comprise no more than 4% of total Moody’s Eligible Assets; such Other Securities, if any, together with any Municipal Obligations issued by the same issuer and rated Baa by Moody’s or A by S&P and/or Fitch, may comprise no more than 6% of total Moody’s Eligible Assets; such Other Securities, Baa and A-rated Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated A by Moody’s or AA by S&P and/or Fitch, may comprise no more than 10% of total Moody’s Eligible Assets; and such Other Securities, Baa, A and AA-rated Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated Aa by Moody’s or AAA by S&P and/or Fitch, may comprise no more than 20% of total Moody’s Eligible Assets. For purposes of the foregoing sentence, any Municipal Obligation backed by the guaranty, letter of credit or insurance issued by a third party shall be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the rating on such Municipal Obligation. Other Securities issued by issuers located within a single state or territory, for National Funds, and falling within a particular Issue Type Category, for State Funds, may comprise no more than 12% of total Moody’s Eligible Assets; such Other Securities, if any, together with any Municipal Obligations issued by issuers located within a single state or territory, for National Funds, and falling within a particular Issue Type Category, for State Funds, and rated Baa by Moody’s or A by S&P and/or Fitch, may comprise no more than 20% of total Moody’s Eligible Assets; such Other Securities, Baa and A-rated Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within a single state or territory, for National Funds, and falling within a particular Issue Type Category, for State Funds, and rated A by Moody’s or AA by S&P and/or Fitch, may comprise no more than 40% of total Moody’s Eligible Assets; and such Other Securities, Baa, A and AA-rated Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within a single state or territory, for National Funds, and falling within a particular Issue Type Category, for State Funds, and rated Aa by Moody’s or AAA by S&P and/or Fitch, may comprise no more than 60% of total Moody’s Eligible Assets. For purposes of this definition, a Municipal Obligation shall be deemed to be rated BBB by S&P and/or Fitch if rated BBB or BBB+ by S&P and/or Fitch. For State Funds only, notwithstanding any other provision of this definition, (A) in the case of general obligation Municipal Obligations only, Other Securities issued by issuers located within any one county may comprise no more than 4% of Moody’s Eligible Assets; such Other Securities, if any, together with any Municipal Obligations issued by issuers located within the same county and rated Baa by Moody’s or A by S&P and/or Fitch, may comprise no more than 6% of Moody’s Eligible Assets; such Other Securities, Baa and A-rated Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same county and rated A by Moody’s or AA by S&P and/or Fitch, may comprise no more than 10% of Moody’s Eligible Assets; and such Other Securities, Baa, A and AA-rated Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same county and rated Aa by Moody’s or AAA by S&P and/or Fitch, may comprise no more than 20% of Moody’s Eligible Assets; and (B) in no event may (i) student loan Municipal

Obligations comprise more than 10% of Moody’s Eligible Assets; (ii) resource recovery Municipal Obligations comprise more than 10% of Moody’s Eligible Assets; and (iii) Other Issues comprise more than 10% of Moody’s Eligible Assets. For purposes of applying the foregoing requirements, a Municipal Obligation shall be deemed to be rated BBB by S&P and/or Fitch if rated BBB-, BBB or BBB+ by S&P and/or Fitch, Moody’s Eligible Assets shall be calculated without including cash, and Municipal Obligations rated MIG–1, VMIG–1 or P–1 or, if not rated by Moody’s, rated A-1+/AA or SP-1+/AA by S&P and/or Fitch, shall be considered to have a long-term rating of A. When the Fund sells a Municipal Obligation and agrees to repurchase such Municipal Obligation at a future date, such Municipal Obligation shall be valued at its Discounted Value for purposes of determining Moody’s Eligible Assets, and the amount of the repurchase price of such Municipal Obligation shall be included as a liability for purposes of calculating the MTP Basic Maintenance Amount. When the Fund purchases a Moody’s Eligible Asset and agrees to sell it at a future date, such Eligible Asset shall be valued at the amount of cash to be received by the Fund upon such future date, provided that the counterparty to the transaction has a long-term debt rating of at least A2 from Moody’s and the transaction has a term of no more than 30 days, otherwise such Eligible Asset shall be valued at the Discounted Value of such Eligible Asset.

“Inverse Floater” shall mean trust certificates or other instruments evidencing interests in one or more Municipal Obligations that qualify as Moody’s Eligible Assets (such Inverse Floaters will also be considered Municipal Obligations and are Moody’s Eligible Assets), the interest rates on which are adjusted at short-term intervals on a basis that is inverse to the simultaneous readjustment of the interest rates on corresponding floating rate trust certificates or other instruments issued by the same issuer, provided that (a) such Inverse Floaters are rated by Moody’s with the Investment Adviser having the capability to collapse (or relink) within seven days as a liquidity enhancement measure, and (b) the issuer of such Inverse Floaters employs a leverage factor (i.e., the ratio of underlying capital appreciation bonds or other instruments to residual long-term derivative instruments) of not more than 2:1. Inverse Floaters, including primary market and secondary market residual interest bonds, may constitute no more than 10% of Moody’s Eligible Assets.

Notwithstanding the foregoing, an asset will not be considered a Moody’s Eligible Asset to the extent it is (A) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, “Liens”), except for (1) Liens which are being contested in good faith by appropriate proceedings and which Moody’s has indicated to the Fund will not affect the status of such asset as a Moody’s Eligible Asset, (2) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (3) Liens to secure payment for services rendered or cash advanced to the Fund by Nuveen Fund Advisors or the Fund’s custodian and (4) Liens by virtue of any repurchase agreement; or (B) deposited irrevocably for the payment of any liabilities for purposes of determining the MTP Basic Maintenance Amount.

For Insured Funds only, for purposes of determining as of any Valuation Date whether the Fund has Moody’s Eligible Assets with an aggregate Discounted Value at least equal to the MTP Basic Maintenance Amount, the Fund shall include as a liability in the calculation of the MTP Basic Maintenance Amount an amount calculated semi-annually equal to 150% of the estimated cost of obtaining Permanent Insurance with respect to Moody’s Eligible Assets that are

(i) covered by Portfolio Insurance policies which provide the Fund with the option to obtain such Permanent Insurance and (ii) discounted by a Moody’s Discount Factor determined by reference to the insurance claims-paying ability rating of the issuer of such Portfolio Insurance policy.

For so long as any MTP are rated by Moody’s, the Fund will not buy or sell futures contracts, write, purchase or sell call options on financial futures contracts or purchase put options on financial futures contracts or write call options (except covered call options) on portfolio securities unless it receives written confirmation from Moody’s that engaging in such transactions would not impair the ratings then assigned to the MTP by Moody’s, except that the Fund may purchase or sell exchange-traded futures contracts based on the Municipal Index or Treasury Bonds and purchase, write or sell exchange-traded put options on such financial futures contracts and purchase, write or sell exchange-traded call options on such futures contracts (collectively, “Moody’s Hedging Transactions”), subject to the following limitations:

(A) the Fund will not engage in any Moody’s Hedging Transaction based on the Municipal Index (other than Closing Transactions), which would cause the Fund at the time of such transaction to own or have sold (A) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal or (B) outstanding futures contracts based on the Municipal Index having a Market Value exceeding 50% of the Market Value of all Municipal Bonds constituting Moody’s Eligible Assets owned by the Fund (other than Moody’s Eligible Assets already subject to a Moody’s Hedging Transaction);

(B) the Fund will not engage in any Moody’s Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Fund at the time of such transaction to own or have sold (A) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 20% of the aggregate Market Value of Moody’s Eligible Assets owned by the Fund and rated Aa by Moody’s (or, if not rated by Moody’s but rated by S&P and/or Fitch, rated AAA by S&P and/or Fitch) or (B) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 40% of the aggregate Market Value of all Municipal Bonds constituting Moody’s Eligible Assets owned by the Fund (other than Moody’s Eligible Assets already subject to a Moody’s Hedging Transaction) and rated Baa or A by Moody’s (or, if not rated by Moody’s but rated by S&P and/or Fitch, rated A or AA by S&P and/or Fitch) (for purposes of the foregoing clauses (i) and (ii), the Fund shall be deemed to own the number of futures contracts that underlie any outstanding options written by the Fund);

(C) the Fund will engage in Closing Transactions to close out any outstanding futures contract based on the Municipal Index if the amount of open interest in the Municipal Index as reported by The Wall Street Journal is less than 5,000;

(D) the Fund will engage in a Closing Transaction to close out any outstanding futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a futures contract by no later than the first Business Day of the month in which such option expires;

(E) the Fund will engage in Moody’s Hedging Transactions only with respect to futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

(F) the Fund will not engage in options and futures transactions for leveraging or speculative purposes; and

(G) the Fund will not enter into an option or futures transaction unless, after giving effect thereto, the Fund would continue to have Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the MTP Basic Maintenance Amount.

For so long as any MTP are rated by Moody’s, the Fund will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody’s Hedging Transactions that are permitted under Section 13(b) of this Statement), except that the Fund may enter into such contracts to purchase newly-issued securities on the date such securities are issued (“Forward Commitments”), subject to the following limitation:

(A) the Fund will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed-income securities rated P–1, MTG–1 or VMIG–1 by Moody’s and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Fund’s obligations under any Forward Commitments to which it is from time to time a party or long-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Fund’s obligations under any Forward Commitment to which it is from time to time a party; and

(B) the Fund will not enter into a Forward Commitment unless, after giving effect thereto, the Fund would continue to have Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the MTP Maintenance Amount.

i. “Moody’s Exposure Period” shall mean the period commencing on a given Valuation Date and ending 49 days thereafter.

j. “Receivable For Municipal Obligations Sold” shall mean no more than the aggregate of the following: (A) the book value of receivables for Municipal Obligations sold as of or prior to such Valuation Date if such receivables are due within five business days of such Valuation Date, and if trades which generated such receivables are (i) settled through clearing house firms with respect to which the Fund has received prior written authorization from Moody’s or (ii) which counterparties have a Moody’s long term debt rating of at least Baa3; and

(B) the Moody’s Discount Value of Municipal Obligations sold as of or prior to such Valuation Date which generated receivables, if such receivables are due within five business days of such Valuation Date but do not comply with either of the conditions specified above.

k. “Quarterly Valuation Date” shall mean the last Business Day of each February, May, August and November of each year, commencing on the first such date next following the Date of Original Issue of a series of MTP , except with respect to delivery of Accountant’s Confirmation in which case “Quarterly Valuation Date” shall mean such of the last Business Days of February, May, August and November in each year as is selected by S&P .

l. “Valuation Date” shall mean, for the purpose of determining whether the Fund is maintaining the MTP Basic Maintenance Amount, each Business Day.

Appendix A

Nuveen Arizona Dividend Advantage Municipal Fund

Nuveen Arizona Dividend Advantage Municipal Fund 2

Nuveen Arizona Dividend Advantage Municipal Fund 3

Nuveen California Dividend Advantage Municipal Fund

Nuveen California Dividend Advantage Municipal Fund 2

Nuveen California Dividend Advantage Municipal Fund 3

Nuveen Insured California Dividend Advantage Municipal Fund

Nuveen California Premium Income Municipal Fund

Nuveen Connecticut Dividend Advantage Municipal Fund

Nuveen Connecticut Dividend Advantage Municipal Fund 2

Nuveen Connecticut Dividend Advantage Municipal Fund 3

Nuveen Connecticut Premium Income Municipal Fund

Nuveen Dividend Advantage Municipal Fund

Nuveen Dividend Advantage Municipal Fund 3

Nuveen Georgia Premium Income Municipal Fund

Nuveen Georgia Dividend Advantage Municipal Fund

Nuveen Georgia Dividend Advantage Municipal Fund 2

Nuveen Insured Dividend Advantage Municipal Fund

Nuveen Insured Tax-Free Advantage Municipal Fund

Nuveen Maryland Dividend Advantage Municipal Fund

Nuveen Maryland Dividend Advantage Municipal Fund 2

Nuveen Maryland Dividend Advantage Municipal Fund 3

Nuveen Maryland Premium Income Municipal Fund

Nuveen Massachusetts Dividend Advantage Municipal Fund

Nuveen Insured Massachusetts Tax-Free Advantage Municipal Fund

Nuveen Massachusetts Premium Income Municipal Fund

Nuveen Michigan Dividend Advantage Municipal Fund

Nuveen Missouri Premium Income Municipal Fund

Nuveen New Jersey Dividend Advantage Municipal Fund

Nuveen New Jersey Dividend Advantage Municipal Fund 2

Nuveen Insured New York Tax-Free Advantage Municipal Fund

Nuveen New York Dividend Advantage Municipal Fund

Nuveen New York Dividend Advantage Municipal Fund 2

Nuveen North Carolina Dividend Advantage Municipal Fund

Nuveen North Carolina Dividend Advantage Municipal Fund 2

Nuveen North Carolina Dividend Advantage Municipal Fund 3

Nuveen North Carolina Premium Income Municipal Fund

Nuveen Ohio Dividend Advantage Municipal Fund

Nuveen Ohio Dividend Advantage Municipal Fund 2

Nuveen Ohio Dividend Advantage Municipal Fund 3

Nuveen Pennsylvania Dividend Advantage Municipal Fund

Nuveen Pennsylvania Dividend Advantage Municipal Fund 2

Nuveen Texas Quality Income Municipal Fund

Nuveen Virginia Dividend Advantage Municipal Fund

Nuveen Virginia Dividend Advantage Municipal Fund 2

Nuveen Virginia Premium Income Municipal Fund

NUVEEN MUNICIPAL BOND FUNDS

MUNIFUND TERM PREFERRED SHARES (“MTP”)

S&P GUIDELINES

Below is set forth for the Funds set forth in Appendix A (each a “Fund”) the S&P Guidelines, as defined in the Statement Establishing and Fixing the Rights and Preferences of MuniFund Term Preferred Shares (the “Statement”). Capitalized terms not defined herein shall have the same meanings as defined in the Statement. S&P may amend, alter or change these S&P Guidelines, in its sole discretion, provided however, that S&P shall provide any such amendments, alterations or changes to the Fund in writing.

1. Rating Agency Restrictions.

For so long as any shares of MTP are Outstanding and S&P is then rating the shares of MTP, the Fund will not, unless it has received written confirmation from S&P (if S&P is then rating MTP), that any such action would not impair the rating then assigned by such rating agency to a series of MTP, engage in any one or more of the following transactions:

a. buy or sell futures or write put or call options except as provided in section 4 of the S&P Guidelines;

b. borrow money, except that the Fund may, without obtaining the written confirmation described above, borrow money for the purposes of clearing securities transactions if (i) the MTP Basic Maintenance Amount would continue to be satisfied after giving effect to such borrowing and (ii) such borrowing (A) is privately arranged with a bank or other person and is evidenced by a promissory note or other evidence of indebtedness that is not intended to be publicly distributed or (B) is for “temporary purposes”, as evidenced by a promissory note or other evidence of indebtedness and is in an amount not exceeding 5 per centum of the value of the total assets of the Fund at the time of the borrowing; for purposes of the foregoing, “temporary purpose” means that the borrowing is to be repaid within sixty days and is not to be extended or renewed;

c. issue additional shares of any series of MTP or any class or series of shares ranking prior to or on a parity with MTP with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation, or winding up of the Fund, or reissue any MTP previously purchased or redeemed by the Fund;

d. engage in any short sales of securities;

e. lend securities;

f. merge or consolidate into or with any other corporation;

g. change the pricing service (currently J.J. Kenny) referred to in the definition of Market Value; or

h. enter into reverse repurchase agreements.

i. engage in any interest rate swap, caps, or floor transactions, except that the Fund may, without obtaining the written consent described above, if;

(A) The counterparty to the transaction has a short-term rating of ‘A-1’ or equivalent by S&P, or, if the counterparty does not have a short-term rating, the counterparty’s senior unsecured long-term debt rating is ‘A’, or equivalent by S&P, or higher.

(B) The original aggregate notional amount of the interest rate swap transaction or transactions is not to be greater than the liquidation preference of the outstanding Preferred Shares.

(C) The interest rate transaction will be marked-to-market weekly by the swap counterparty.

(D) If the Fund fails to maintain an aggregate discounted value at least equal to the Basic Maintenance Amount on two consecutive valuation dates then the agreement shall terminate immediately.

(E) For the purpose of calculating the asset coverage test 90% of any positive mark-to-market valuation of the Fund’s rights will be eligible assets. 100% of any negative mark-to-market valuation of the Fund’s rights will be included in the calculation of the Basic Maintenance Amount.

(F) The Fund must maintain liquid assets with a value at least equal to the net amount of the excess, if any, of the fund’s obligations over its entitlement with respect to each swap. For caps/floors, must maintain liquid assets with a value at least equal to the Fund’s obligations with respect to such caps or floors.

2. MTP Basic Maintenance Amount.

a. On or before 5:00 P.M., New York City time, on the third Business Day after a Valuation Date on which the Fund fails to satisfy the MTP Basic Maintenance Amount, and on the third Business Day after the MTP Basic Maintenance Cure Date with respect to such Valuation Date, the Fund shall notify S&P (if S&P is then rating the shares of MTP) of such failure, which will be deemed to have been delivered to S&P if S&P receives a copy or telecopy, telex or other electronic transcription thereof. The Fund shall also deliver a MTP Basic Maintenance Report to S&P (if S&P is then rating the shares of MTP) (A) if and when requested for any Valuation Date, on or before the third Business Day after such request and (B) on the last business day of the month. A failure by the Fund to deliver a MTP Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a MTP Basic Maintenance Report indicating the Discounted Value for all assets of the Fund is less than the MTP Basic Maintenance Amount, as of the relevant Valuation Date.

b. Within 60 days after the date of delivery of a MTP Basic Maintenance Report in accordance with paragraph a. above relating to aQuarterly Valuation Date in connection with which there is prepared an audited annual financial statement[?], the Fund shall cause the Fund’s independent public accountant (the “Independent Accountant”) to confirm in writing to S&P (if S&P is then rating the shares of MTP) (i) the mathematical accuracy of the calculations reflected in such Report (and in any other MTP Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Fund during the quarter ending on such Quarterly Valuation Date), (ii) that, in such Report (and in such randomly selected Report), the Fund determined whether the Fund had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly-selected Report), S&P Eligible Assets (if S&P is then rating the shares of MTP) of an aggregate Discounted Value at least equal to the MTP Basic Maintenance Amount (such confirmation being herein called the “Accountant’s Confirmation”), (iii) with respect to the S&P ratings on Municipal Obligations, the issuer name, issue size and coupon rate listed in such Report, that the Independent Accountant has requested that S&P verify such information and the Independent Accountant shall provide a listing in its letter of any differences, (iv) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Fund’s assets to the Fund for purposes of valuing securities in the Fund’s portfolio, the Independent Accountant has traced the price used in such Report to the bid or mean price listed in such Report as provided to the Fund and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) (such confirmation is herein called the “Accountant’s Confirmation).

c. If any Accountant’s Confirmation delivered pursuant to paragraph b. above shows that an error was made in the MTP Basic Maintenance Report for a particular Valuation Date, or shows that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Assets (if S&P is then rating the shares of MTP) of the Fund was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Fund, and the Fund shall accordingly amend and deliver the MTP Basic Maintenance Report to S&P (if S&P is then rating the shares of MTP) promptly following receipt by the Fund of such Accountant’s Confirmation.

d. On or before 5:00 p.m., New York City time, on the tenth Business Day after the Date of Original Issue of any shares of MTP, the Fund shall complete and deliver to S&P (if S&P is then rating the shares of MTP) a MTP Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days thereafter, the Fund shall cause the Independent Accountant to confirm in writing to S&P (if S&P is then rating the shares of MTP) (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the Discounted Value of S&P Eligible Assets reflected thereon equals or exceeds the MTP Basic Maintenance Amount reflected thereon.

e. On or before 5:00 p.m., New York City time, on the third Business Day after either (i) the Fund shall have redeemed Common or Preferred Shares or (ii) the ratio of the Discounted Value of S&P Eligible Assets to the MTP Basic Maintenance Amount is less than or equal to 105% or (iii) whenever requested by S&P, the Fund shall complete and deliver to S&P (if S&P is then rating the shares of MTP), as the case may be, a MTP Basic Maintenance Report as of the date of either such event.

3. Definitions.

a. “MTP Basic Maintenance Amount” as of any Valuation Date, shall mean either:

(i) the dollar amount equal to the sum of:

• the product of the number of shares of MTP outstanding on such date multiplied by $10 (plus the product of the number of shares of any other series of Preferred Shares outstanding on such date and not called for redemption multiplied by the liquidation preference of such shares), plus any redemption premium applicable to shares of MTP (or other Preferred Shares) then subject to redemption;

• the aggregate amount of dividends that will have accumulated at the respective Dividend Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for shares of MTP outstanding that follow such Valuation Date (plus the aggregate amount of dividends, whether or not earned or declared, that will have accumulated in respect of other outstanding Preferred Shares to, but not including, the first respective dividend payment dates for such other shares that follow such Valuation Date);

• the aggregate amount of dividends that would accumulate on shares of each series of MTP outstanding from such first respective Dividend Payment Date therefor through the 49th day after such Valuation Date, at the Dividend Rate (plus the aggregate amount of dividends that would accumulate at the maximum dividend rate or rates on any other Preferred Shares outstanding from such respective dividend payment dates through the 49th day after such Valuation Date, as established by or pursuant to the respective statements establishing and fixing the rights and preferences of such other Preferred Shares) (except that (1) if such Valuation Date occurs at a time when a Default (or, in the case of Preferred Shares other than MTP, a failure similar to a Default) has occurred that has not been cured, the dividend for purposes of calculation would accumulate at the current dividend rate then applicable to the shares in respect of which such failure has occurred and (2) for those days during the period described in this subparagraph (C) in respect of which in the case of Preferred Shares other than MTP, the dividend rate or rates in effect immediately prior to such respective dividend payment dates will remain in effect, the dividend for purposes of calculation would accumulate at such other rate or rates, as the case may be, in respect of those days);

• the amount of anticipated expenses of the Fund for the 90 days subsequent to such Valuation Date;

• the amount of the Fund’s maximum liability for Additional Amount Payments in respect of shares of MTP (and similar amounts payable in respect of other Preferred Shares pursuant to provisions similar to those contained in Section 2.10 of the Statement) as of such Valuation Date;

• the amount of any indebtedness or obligations of the Fund senior in right of payments to the MTP; and

• any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(F) (including, without limitation, any payables for Municipal Obligations purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions) less (ii) the value (i.e., for purposes of current S&P guidelines, the face value of cash, short-term Municipal Obligations rated SP-1 or A-1 or Municipal Obligations rated A, provided in each case that such securities mature on or prior to the date upon which any of (i)(A) though (i)(G) became payable, otherwise the S&P Discounted Value) of any of the Fund’s assets irrevocably deposited by the Fund for the payment of any of (i)(A) through (i)(G).

b. “MTP Basic Maintenance Cure Date,” with respect to the failure by the Fund to satisfy the MTP Basic Maintenance Amount (as required by these Guidelines) as of a given Valuation Date, shall mean the seventh Business Day following such Valuation Date.

c. “MTP Basic Maintenance Report” shall mean a report signed by the President, Treasurer or any Senior Vice President or Vice President of the Fund which sets forth all of the information required by S&P.

d. “Deposit Securities” shall mean cash and Municipal Obligations rated at least A 1+ or SP 1+ by S&P, except that for purposes of Section 2.5(c)(iii) of the Statement, such Municipal Obligations shall be considered “Deposit Securities” if they are also rated P 1, MIG 1 or VMIG 1 by Moody’s.

e. “Discounted Value” shall mean the quotient of the Market Value thereof divided by the applicable S&P Discount Factor.

f. “Escrowed Bonds” shall mean Municipal Obligations that (i) have been determined to be legally defeased in accordance with S&P’s legal defeasance criteria, (ii) have been determined to be economically defeased in accordance with S&P’s economic defeasance criteria and assigned a rating of AAA by S&P, (iii) are not rated by S&P but have been determined to be legally defeased by S&P or (iv) have been determined to be economically defeased by S&P and assigned a rating no lower than the rating that is S&P equivalent of S&P’s AAA rating. In the event that a defeased obligation which is an S&P Eligible Asset does not meet the criteria of an Escrowed Bond, such Municipal Obligation will be deemed to remain in the Issue Type Category into which it fell prior to such defeasance.

g. “Issue Type Category” shall mean, with respect to a Municipal Obligation acquired by the Fund, for purposes of calculating S&P Eligible Assets as of any Valuation Date, one of the following categories into which such Municipal Obligation falls based upon a good faith determination by the Fund: health care issues (including issues related to teaching and non-teaching hospitals, public or private); housing issues (including issues related to single- and multi-family housing projects); educational facilities issues (including issues related to public and private schools); student loan issues; transportation issues (including issues related to mass transit, airports and highways); industrial development bond issues (including issues related to pollution control facilities); public power utilities issues (including issues related to the provision of electricity, either singly or in combination with the provision of other utilities, and issues related only to the provision of gas); water and sewer utilities issues (including issues related to the provision of water and sewers as well as combination utilities not falling within the public power utilities category); special utilities issues (including issues related to resource recovery, solid waste and irrigation as well as other utility issues not falling within the public power and water and sewer utilities categories); general obligation issues; lease obligations (including certificates of participation); Escrowed Bonds; and other issues (“Other Issues”) not falling within one of the aforementioned categories. The general obligation issue category includes any issuer that is directly or indirectly guaranteed by the State or its political subdivisions. Utility issuers are included in the general obligation issue category if the issuer is directly or indirectly guaranteed by the State or its political subdivisions. Municipal obligations in the utility issuer category will be classified within one of the three following sub-categories: (i) electric, gas and combination issues (if the combination issue includes an electric issue); (ii) water and sewer utilities and combination issues (if the combination issues does not include an electric issue); and (iii) irrigation, resource recovery, solid waste and other utilities, provided that Municipal Obligations included in this sub-category (iii) must be rated by S&P in order to be included in S&P Eligible Assets. Municipal Obligations in the transportation issue category will be classified within one of the two following sub-categories: (i) streets and highways, toll roads, bridges and tunnels, airports and multi-purpose port authorities (multiple revenue streams generated by toll roads, airports, real estate, bridges); (ii) mass transit, parking seaports and others.

h. “Quarterly Valuation Date” shall mean the last Business Day of each February, May, August and November of each year commencing on the first such date next following the Date of Original Issue of a series of MTP , except with respect to delivery of Accountant’s Confirmation in which case “Quarterly Valuation Date” shall mean the last Business Day of such of the last Business Days of February, May, August and November in each year as is selected by S&P.

i. “Receivables for Municipal Obligations Sold” shall mean the book value of receivables for Municipal Obligations sold as of or prior to such Valuation Date if such receivables are due within five business days of such Valuation Date.

j. “S&P Discount Factor” shall mean for purposes of determining the Discounted Value of any S&P Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the S&P Exposure Period, in accordance with the table set forth below:

• National Funds:

	Rating Category*
Exposure period (days)	AAA	AA	A	BBB	BB	B	CCC	High Yield/ NR
40*	145%	148%	151%	154%	175%	195%	215%	220%

*	S&P rating

• State Funds: Add 15 percentage points to the above referenced discount factors for National Funds.

Notwithstanding the foregoing, (A) the S&P Discount Factor for shares of Money Market Funds rated “AAAm” by S&P with an effective next day maturity shall be 100%, unrated 2a-7 money market funds shall be discounted at 110%, and the S&P Discount Factor for short-term Municipal Obligations shall be 115% so long as such Municipal Obligations are rated “A-1+” or “SP-1+” by S&P and mature or have a demand feature exercisable within 30 days or less, or 123% so long as such Municipal Obligations are rated “A-1” or “SP-1” by S&P and mature or have a demand feature exercisable in 30 days or less, or 125% if such Municipal Obligations are not rated by S&P but are rated equivalent to “A-1+” or “SP-1+” by Moody’s, Fitch or another nationally recognized statistical rating organization, on a case by case basis; provided, however, that any such non-S&P rated short-term Municipal Obligations which have demand features exercisable within 30 days or less must be backed by a letter of credit, liquidity facility or guarantee from a bank or other financial institution with a short-term rating of at least “A-1+” from S&P; and further provided that such non-S&P rated short-term Municipal Obligations may comprise no more than 50% of short-term Municipal Obligations that qualify as S&P Eligible Assets; provided, however, that Municipal Obligations not rated by S&P but rated equivalent to “BBB” or lower by Moody’s, Fitch or another nationally recognized statistical rating organization, rated “BB+” or lower by S&P or non-rated (such Municipal Obligations are hereinafter referred to as “High Yield Securities”) may comprise no more than 20% of the short-term Municipal Obligations that qualify as S&P Eligible Assets; (B) the S&P Discount Factor for Receivables for Municipal Obligations Sold that are due in more than five Business Days from such Valuation Date will be the S&P Discount Factor applicable to the Municipal Obligations sold; (C) no S&P Discount Factor will be applied to cash or Money Market Funds rated “AAAm” by S&P with effective next day maturities or to Receivables for Municipal Obligations Sold if such receivables are due within five Business Days of such Valuation Date; and (D) except as set forth in clause (A) above, in the case of any Municipal Obligation that is not rated by S&P but qualifies as an S&P Eligible Asset pursuant to clause (2) of that definition, such Municipal Obligation will be deemed to have an S&P rating one full rating category lower than the S&P rating category that is the equivalent of the rating category in which such Municipal Obligation is placed by Moody’s, Fitch or another nationally recognized statistical rating organization. “Receivables for Municipal Obligations Sold,” for purposes of calculating S&P Eligible Assets as of any Valuation Date, means the book value of receivables for Municipal Obligations sold as of or prior to such Valuation Date. For purposes of the foregoing, Anticipation Notes rated “SP-1+” or, if not rated by S&P, equivalent to “A-1+” or “SP-1+” by

Moody’s, Fitch or another nationally recognized statistical rating organization, on a case by case basis, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating, shall be considered to be short-term Municipal Obligations.

For purposes of determining whether the Fund has S&P Eligible Assets with a Discounted Value that equals or exceeds the MTP Basic Maintenance Amount, the Discounted Value of cash or securities held for the payment of Initial Margin or Variation Margin of S&P Hedging Transactions shall be zero and the aggregate Discounted Value of S&P Eligible Assets shall be reduced by an amount equal to (i) 30% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal Index which are owned by the Fund plus (ii) 25% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Fund.

k. “S&P Eligible Asset” shall mean: (1) cash (excluding any cash irrevocably deposited by the Fund for the payment of any liabilities within the meaning of MTP Basic Maintenance Amount), (2) Receivables for Municipal Obligations Sold, (3) S&P Hedging Transactions or (4) a Municipal Obligation (including Inverse Floater as defined below) owned by the Fund that (A) is interest bearing and pays interest at least semi-annually; (B) is payable with respect to principal and interest in U.S. Dollars; (C) is not subject to a covered call or put option written by the Fund; (D) except for Inverse Floaters, is not part of a private placement of Municipal Obligations; and (E) except for Inverse Floaters, is part of an issue of Municipal Obligations with an original issue size of at least $10 million. Any Municipal Obligation that is a part of an original issue size of less than $10 million must carry a rating of at least “AA” by S&P or “AAA” by Moody’s, Fitch or another nationally recognized statistical rating organization. Notwithstanding the foregoing limitations:

(A) Municipal Obligations (excluding Escrowed Bonds and High Yield Securities) of any one issuer or guarantor (excluding bond insurers) shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations (including short-term Municipal Obligations) does not exceed 10% of the aggregate Market Value of S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Municipal Obligations exceeds 5% of the aggregate Market Value of S&P Eligible Assets or for any percentage over 5% add 10 percentage points to the S&P Discount Factor. High Yield Securities of any one issuer shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 5% of the aggregate Market Value of S&P Eligible Assets. Non-rated securities of any issuer shall be considered S&P Eligible Assets to the extent the Market Value of such Municipal Obligation does not exceed 5% of the aggregate Market Value of S&P Eligible Assets;

(B) Municipal Obligations not rated by S&P shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 50% of the aggregate Market Value of S&P Eligible Assets;

(C) For National Funds, Municipal Obligations issued by issuers in any one state or territory will be considered S&P Eligible Assets only to the extent that the Market Value of such Municipal Obligations does not exceed 25% of the aggregate Market Value of S&P Eligible Assets; and

(D) For National Funds, Municipal Obligations (excluding Escrowed Bonds) of any one state or territory shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 25% of the aggregate Market Value of S&P Eligible Assets.

(E) For State Funds, Municipal Obligations (excluding Escrowed Bonds) of any one Issue Type Category shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 25% of the aggregate Market Value of S&P Eligible Assets; provided, however, that Municipal Obligations falling within the utility Issue Type Category will be broken down into three sub-categories and such Municipal Obligations will be considered S&P Eligible Assets to the extent the Market Value of such Municipal Obligations in each sub-category does not exceed 25% of the aggregate Market Value of S&P Eligible Assets per each sub-category provided that the total utility Issue Type Category does not exceed 60% of the Aggregate Market Value of S&P Eligible Assets; provided, however, that Municipal Obligations falling within the transportation Issue Type Category will be broken down into two sub-categories and such Municipal Obligations will be considered S&P Eligible Assets to the extent the Market Value of such Municipal Obligations in both sub-categories combined does not exceed 40% of the aggregate Market Value of S&P Eligible Assets (exposure to transportation sub-category (i) described in the definition of Issue Type Category is limited to 25% of the aggregate Market Value of S&P Eligible Assets, provided, however, exposure to transportation sub-category (ii) can exceed the 25% limit to the extent that exposure to transportation sub-category (i) is reduced, for a total exposure up to and not exceeding 40% of the aggregate Market Value of S&P Eligible Assets for the transportation Issue Type Category); and provided, however, that the general obligation issues will be considered S&P Eligible Assets only to the extent the Market Value of such general obligation issues does not exceed 50% of the aggregate Market Value of S&P Eligible Assets;

(F) For State Funds, Out of State Bonds shall be considered S&P Eligible Assets only to the extent that the Market Value of such Municipal Obligations does not exceed 20% of the aggregate Market Value of S&P Eligible Assets.

For Insured Funds, for purposes of determining as of any Valuation Date whether the Fund has S&P Eligible Assets with an aggregate Discounted Value at least equal to the MTP Basic Maintenance Amount, the Fund shall include as a liability in the calculation of the MTP Basic Maintenance Amount an amount calculated semi-annually equal to 150% of the estimated cost of obtaining Permanent Insurance with respect to S&P Eligible Assets that are (i) covered by Portfolio Insurance policies which provide the Fund with the option to obtain such Permanent Insurance and (ii) discounted by an S&P Discount Factor determined by reference to the insurance claims-paying ability rating of the issuer of such Portfolio Insurance policy.

“Inverse Floater” shall mean trust certificates or other instruments evidencing interests in one or more Municipal Obligations that qualify as S&P Eligible Assets (such Inverse Floaters will also be considered Municipal Obligations and are S&P Eligible Assets), the interest rates on which are adjusted at short-term intervals on a basis that is inverse to the simultaneous readjustment of the interest rates on corresponding floating rate trust certificates or other instruments issued by the same issuer, provided that the ratio of the aggregate dollar amount of floating rate instruments to inverse floating rate instruments issued by the same issuer does not exceed two to one at their time of original issuance and at the time of purchase has a duration that is less than thirteen years.

For so long as any MTP are rated by S&P, the Fund will not purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options or call options on portfolio securities unless it receives written confirmation from S&P that engaging in such transactions will not impair the ratings then assigned to the MTP by S&P, except that the Fund may purchase or sell futures contracts write, purchase or sell put and call options, subject to the following limitations:

(G) the Fund may write (sell) call and put options that are covered (i.e. the Fund holds the security it is obligated to sell or cash or other liquid assets for the security it is obligated to purchase);

(H) the notional value of a futures contract (other than futures contracts based on the Bond Buyer Municipal Bond Index (“Municipal Index Contracts”) may not exceed the aggregated liquidation preference of MTP outstanding;

(I) for Municipal Index Contracts, the notional value of a futures contract may not exceed the lower of (A) 25% of the aggregate liquidation preference of MTP outstanding and (B) 10% of the daily average open interest based on the average open interest for the previous month;

(J) the Fund will engage in Closing Transactions to close out any outstanding futures contract which the Fund owns or has sold or any outstanding option thereon owned by the Fund in the event (A) the Fund does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the MTP Basic Maintenance Amount on two consecutive Valuation Dates and (B) the Fund is required to pay Variation Margin on the second such Valuation Date;

(K) the Fund will engage in a Closing Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Fund holds the securities deliverable under such terms; and

(L) when the fund writes a futures contract or option thereon, it will either maintain an amount of cash, cash equivalents or liquid securities in a segregated account with the Fund’s custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Fund’s broker with respect to such futures contract or option equals the Market Value of the futures contract or option, or, in the event the Fund writes a futures contract or option thereon which requires delivery of an underlying security, it shall hold such underlying security in its portfolio.

l. “S&P Exposure Period” shall mean the sum of (i) that number of days from the last Valuation Date on which the Fund’s Discounted Value of S&P Eligible Assets were greater than the MTP Basic Maintenance Amount to the Valuation Date on which the Fund’s Discounted Value of S&P Eligible Assets failed to exceed the MTP Basic Maintenance Amount, (ii) seven Business Days , and (iii) the maximum number of days the Fund has to effect a mandatory redemption under Section 2.5(b) of the Statement.

m. “Valuation Date” shall mean, for purposes of determining whether the Fund is maintaining the MTP Basic Maintenance Amount, each Business Day.

4. Term Redemption Liquidity Account

a. For so long as any shares of MTP are Outstanding and S&P is then rating such shares, the Fund shall endeavor to manage its portfolio to comply with the provisions of the Statement pertaining to the Term Redemption Liquidity Account (as defined in the Statement), when required to do so.

Appendix A

Nuveen Arizona Dividend Advantage Municipal Fund

Nuveen Arizona Dividend Advantage Municipal Fund 2

Nuveen Arizona Dividend Advantage Municipal Fund 3

Nuveen California Dividend Advantage Municipal Fund

Nuveen California Dividend Advantage Municipal Fund 2

Nuveen California Dividend Advantage Municipal Fund 3

Nuveen Insured California Dividend Advantage Municipal Fund

Nuveen California Premium Income Municipal Fund

Nuveen Connecticut Dividend Advantage Municipal Fund

Nuveen Connecticut Dividend Advantage Municipal Fund 2

Nuveen Connecticut Dividend Advantage Municipal Fund 3

Nuveen Connecticut Premium Income Municipal Fund

Nuveen Dividend Advantage Municipal Fund

Nuveen Dividend Advantage Municipal Fund 3

Nuveen Georgia Premium Income Municipal Fund

Nuveen Georgia Dividend Advantage Municipal Fund

Nuveen Georgia Dividend Advantage Municipal Fund 2

Nuveen Insured Dividend Advantage Municipal Fund

Nuveen Insured Tax-Free Advantage Municipal Fund

Nuveen Maryland Dividend Advantage Municipal Fund

Nuveen Maryland Dividend Advantage Municipal Fund 2

Nuveen Maryland Dividend Advantage Municipal Fund 3

Nuveen Maryland Premium Income Municipal Fund

Nuveen Massachusetts Dividend Advantage Municipal Fund

Nuveen Insured Massachusetts Tax-Free Advantage Municipal Fund

Nuveen Massachusetts Premium Income Municipal Fund

Nuveen Michigan Dividend Advantage Municipal Fund

Nuveen Missouri Premium Income Municipal Fund

Nuveen New Jersey Dividend Advantage Municipal Fund

Nuveen New Jersey Dividend Advantage Municipal Fund 2

Nuveen Insured New York Tax-Free Advantage Municipal Fund

Nuveen New York Dividend Advantage Municipal Fund

Nuveen New York Dividend Advantage Municipal Fund 2

Nuveen North Carolina Dividend Advantage Municipal Fund

Nuveen North Carolina Dividend Advantage Municipal Fund 2

Nuveen North Carolina Dividend Advantage Municipal Fund 3

Nuveen North Carolina Premium Income Municipal Fund

Nuveen Ohio Dividend Advantage Municipal Fund

Nuveen Ohio Dividend Advantage Municipal Fund 2

Nuveen Ohio Dividend Advantage Municipal Fund 3

Nuveen Pennsylvania Dividend Advantage Municipal Fund

Nuveen Pennsylvania Dividend Advantage Municipal Fund 2

Nuveen Texas Quality Income Municipal Fund

Nuveen Virginia Dividend Advantage Municipal Fund

Nuveen Virginia Dividend Advantage Municipal Fund 2

Nuveen Virginia Premium Income Municipal Fund

NUVEEN MUNICIPAL BOND FUNDS

MUNIFUND TERM PREFERRED SHARES (“MTP”)

FITCH GUIDELINES

Below is set forth for the Funds set forth in Appendix A (each a “Fund”) the Fitch Guidelines as defined in the Statement Establishing and Fixing the Rights and Preferences of MuniFund Term Preferred Shares (the “Statement”). Capitalized terms not defined herein shall have the same meanings as defined in the Statement. Fitch may amend, alter or change these Fitch Guidelines, in its sole discretion, provided however, that Fitch shall provide any such amendments, alterations or changes to the Fund in writing.

1. Compliance Procedures for Asset Coverage Test and Effective Leverage Ratio.

a. The Fund shall deliver to Fitch (if Fitch is then rating MTP) a Fitch Surveillance Report with respect to the calculation of the Asset Coverage, the Effective Leverage Ratio, Fund portfolio holdings and information relating to Fitch Municipal Issuer Diversification Guidelines as of each Valuation Date. Such report shall be delivered on or before the seventh Business Day after the Valuation Date.

b. The Fund will notify Fitch if the Asset Coverage falls below 235% or if the Effective Leverage Ratio exceeds 47.6%.

c. The Fund will comply with the Fitch Municipal Issuer Diversification Guidelines set forth by Fitch in its published Closed-End Fund Debt and Preferred Stock Rating Criteria and will notify Fitch (if Fitch is then rating MTP) within 5 Business Days if the Fund fails to comply with such requirements.

2. Definitions.

a. “Asset Coverage” shall have the same meaning as set forth in the Statement.

b. “Business Day” shall have the same meaning as set forth in the Statement.

c. “Effective Leverage Ratio” shall have the same meaning as set forth in the Statement.

d. “Fitch Surveillance Report” shall mean a report signed by an officer of the Fund which sets forth all of the information requested by Fitch.

e. “Valuation Date” means the last Business Day of each month or any other such date as Fitch may request.

Appendix A

Nuveen Arizona Dividend Advantage Municipal Fund

Nuveen Arizona Dividend Advantage Municipal Fund 2

Nuveen Arizona Dividend Advantage Municipal Fund 3

Nuveen California Dividend Advantage Municipal Fund

Nuveen California Dividend Advantage Municipal Fund 2

Nuveen California Dividend Advantage Municipal Fund 3

Nuveen Insured California Dividend Advantage Municipal Fund

Nuveen California Premium Income Municipal Fund

Nuveen Connecticut Dividend Advantage Municipal Fund

Nuveen Connecticut Dividend Advantage Municipal Fund 2

Nuveen Connecticut Dividend Advantage Municipal Fund 3

Nuveen Connecticut Premium Income Municipal Fund

Nuveen Dividend Advantage Municipal Fund

Nuveen Dividend Advantage Municipal Fund 3

Nuveen Georgia Premium Income Municipal Fund

Nuveen Georgia Dividend Advantage Municipal Fund

Nuveen Georgia Dividend Advantage Municipal Fund 2

Nuveen Insured Dividend Advantage Municipal Fund

Nuveen Insured Tax-Free Advantage Municipal Fund

Nuveen Maryland Dividend Advantage Municipal Fund

Nuveen Maryland Dividend Advantage Municipal Fund 2

Nuveen Maryland Dividend Advantage Municipal Fund 3

Nuveen Maryland Premium Income Municipal Fund

Nuveen Massachusetts Dividend Advantage Municipal Fund

Nuveen Insured Massachusetts Tax-Free Advantage Municipal Fund

Nuveen Massachusetts Premium Income Municipal Fund

Nuveen Michigan Dividend Advantage Municipal Fund

Nuveen Missouri Premium Income Municipal Fund

Nuveen New Jersey Dividend Advantage Municipal Fund

Nuveen New Jersey Dividend Advantage Municipal Fund 2

Nuveen Insured New York Tax-Free Advantage Municipal Fund

Nuveen New York Dividend Advantage Municipal Fund

Nuveen New York Dividend Advantage Municipal Fund 2

Nuveen North Carolina Dividend Advantage Municipal Fund

Nuveen North Carolina Dividend Advantage Municipal Fund 2

Nuveen North Carolina Dividend Advantage Municipal Fund 3

Nuveen North Carolina Premium Income Municipal Fund

Nuveen Ohio Dividend Advantage Municipal Fund

Nuveen Ohio Dividend Advantage Municipal Fund 2

Nuveen Ohio Dividend Advantage Municipal Fund 3

Nuveen Pennsylvania Dividend Advantage Municipal Fund

Nuveen Pennsylvania Dividend Advantage Municipal Fund 2

Nuveen Texas Quality Income Municipal Fund

Nuveen Virginia Dividend Advantage Municipal Fund

Nuveen Virginia Dividend Advantage Municipal Fund 2

Nuveen Virginia Premium Income Municipal Fund